Exhibit B

                          RIVIERA HOLDINGS CORPORATION
                      2005 NON-QUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


1. Purpose:

                  The purpose of this 2005 Non-Qualified Stock Option Plan for Non-Employee Directors (this "Plan") is to assist Riviera Holdings Corporation, a Nevada corporation (the "Corporation") in attracting and retaining dedicated and qualified persons to serve as non-employee Directors of the Corporation.

2. Shares:

                  The total number of shares that may be issued under this Plan shall not exceed one hundred fifty thousand (150,000) shares of the Corporation's common stock, par value $.001 per share ("Common Stock"), subject to adjustment as provided in Section 5. Such shares may be treasury shares or shares of original issue or a combination of the foregoing. If any Option (as defined below in this Section 2) terminates, expires or is cancelled with respect to any shares of Common Stock, the shares of Common Stock allocable to such forfeited shares shall again be available for grant under this Plan. The term "Option" means a stock option granted under this Plan.

3. Eligibility and Option Grants:

                  The following Options to purchase Common Stock shall be granted as set forth below in this Section 3:

          (a) The Corporation shall grant an Option to purchase six thousand (6,000) shares of Common Stock to each person who on the effective date of this Plan is a non-employee Director of the Corporation. The date of the grant of such Option shall be: (i) as soon as practicable after the effectiveness, under the Securities Act of 1933 (the "Securities Act"), of a registration statement under which the Options and the shares of Common Stock reserved for issuance under this Plan have been registered, if the Corporation elects to file such a registration statement; or (ii) if the Corporation elects not to file such registration statement, then the later of the effective date of this Plan or the date of such election.

          (b) The Corporation shall grant an Option to purchase six thousand (6,000) shares of Common Stock to each person who on the anniversary of the effective date of this Plan is a non-employee Director of the Corporation. The date of the grant of such Option shall be the anniversary of the effective date of this Plan.

          (c) With respect to each person who first became or becomes a non-employee Director of the Corporation after the effective date of the Plan, the Corporation shall make a one-time grant of an Option to purchase six thousand (6,000) shares of Common Stock. The date of grant of such Option shall be the later of the following to occur: (i) the date such person first became or becomes a Director after the effective date of this Plan; (ii) as soon as practible after the effectiveness, under the Securities Act, of a registration statement under which the Options and the shares of common Stock reserved for issuance under this Plan have been registered, if the Corporation elects to file such a registration statement; or (iii) if the Corporation elects not to file such registration statement, then the date of such election.
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          (d) Notwithstanding  the foregoing,  for the purposes of Sections 3(b)
     and 3(c) hereof, if the anniversary of the effective date of this Plan or the date on which a person first became or becomes a Director falls on a Saturday, Sunday or legal holiday, the date of grant shall be the first business day following such anniversary date or the date such person first became or becomes a Director.

4. Terms and Conditions of Options:

        Each Option granted to a holder (the "Optionee") hereunder shall be evidenced by a written Stock Option Agreement substantially in the form of Exhibit "1" attached hereto with the blanks appropriately filled in. The exercise price per share of each such Option shall be the fair market value per share of Common Stock determined as of the date of grant. "Fair Market Value" shall mean: (i) if the Common Stock is traded on an exchange, the closing price on the date of grant; (ii) if the Common Stock is traded over-the-counter on the NASDAQ System, the closing price of the Common Stock on said System at the close of business on the date of grant or, if the Common Stock is designated a national market security, the closing price on the date of grant; and (iii) if neither (i) nor (ii) applies, the fair market value as determined by the Board of Directors of this Corporation (the "Board") in good faith. Such determination shall be conclusive and binding on all persons.

5. Adjustments Upon Capitalization and Corporate Changes:

          (a) In the event of any changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, split-ups, spin-offs, combinations, exchanges of shares or other securities of the Corporation, or other similar transaction, the Board, in its sole discretion, may adjust the maximum number of shares of Common Stock that may be granted under this Plan and/or may adjust the number and price of shares of Common Stock allocated to unexercised Options which have been granted prior to any such event. The purpose of this provision is to permit the Board, in its sole discretion, to provide for an adjustment to the Plan and to the Options, as provided above, such that an Option may be adjusted to give the Optionee, upon exercise of his Option, rights equivalent to the rights of a person who had held shares of Common Stock in the amount subject to the Option at the time the Option was granted.

          (b) Notwithstanding anything to the contrary, upon the occurrence of a Change of Control (as defined below in Section 5(d)), in which the Corporation is not the surviving corporation and in the event that the agreement effectuating the Change of Control provides for the assumption of Options granted and the Corporation's obligations under this Plan, the shares of common stock or securities of the successor corporation may be issued under this Plan in lieu of shares of Common Stock, subject to any adjustments which the Board, in its sole discretion, may determine is equitably required under this Section 5; provided, however such substitution of securities shall not require the consent of any person who holds an Option pursuant to this Plan.

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          (c) In the  event of a  Change  of  Control  (unless  the  outstanding
     Options are effectively assumed by the surviving entity or acquiring entity), each outstanding Option shall accelerate to become fully vested and immediately exercisable. To the extent required by the terms of the transaction constituting a Change of Control, the Optionee shall fully vest in and have a right to exercise such Option, including shares as to which it would not otherwise be vetoed or exercisable, and participate in the Change of Control on the same terms and conditions as other shareholders that own the Common Stock; provided, however, if the Optionee does not so exercise his Option, such Option shall be canceled as part of such Change of Control. After the effective date of the Change of Control, the Board of Directors shall deliver a written notice to each Optionee setting forth the terms of the transaction constituting the Change of Control, directing the Optionee to exercise the Option, to the extent required by the terms of the transaction constituting the Change of Control; provided that such Option shall be exercisable for a period of at least ten (10) days from the date of such notice (as such period may be extended by the determination of the Secretary of the Corporation, in its sole discretion).

          (d) "Change of Control" shall mean the occurrence of any of the following events: (i) the dissolution or liquidation of the Corporation, or a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the owners of all of the outstanding shares of Common Stock immediately prior to such reorganization, merger or consolidation own, in the aggregate, less than 50% of the outstanding shares of Common Stock of the Corporation or any other surviving entity or its parent into which the Corporation shall be merged or consolidated immediately following the consummation thereof; (ii) the consummation of the sale, transfer or other disposition of all or substantially all of the assets or more than 50% of the then outstanding shares of Common Stock of the Corporation; or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the total voting power represented by the Corporation's then outstanding voting securities.

6. Amendment:

                  This Plan may be amended from time to time by the Board, but without further approval by the shareholders of the Corporation. However, no such amendment shall: (i) increase the aggregate number of shares of Common Stock that may be issued and sold under this Plan (except that adjustments authorized by Section 5 shall not be limited by this provision); (ii) change the designation in Section 3 of the class of persons eligible to receive Options.
In no event shall the provisions of this Plan relating to: the number of shares of Common Stock for which an Option may be granted; the Option price; and the timing of the grant and vesting of an Option, be amended more than once every six (6) months, with the exception of amendments required to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, the rules promulgated thereunder or the Exchange Act or rules promulgated thereunder.

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7. Transferability:

                   No Option granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or by a qualified domestic order, as defined under Internal Revenue Code, as amended Section 414(p) or the rules thereunder requiring the transfer of all or a portion of the Option to a spouse.

8. Miscellaneous:

                  Except as provided in this Plan, a non-employee Director shall not have any claim or right to be granted an Option under this Plan. Neither this Plan nor any action hereunder shall be construed as giving any Director any right to be retained in the service of the Corporation.

9. Tax Compliance:

                  The Corporation, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option.

10. Severability:

                  Notwithstanding any contrary provision of the Plan or an Option, if any one or more of the provisions (or any part thereof) of this Plan or the Option shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Option, as applicable, shall not in any way be affected or impaired thereby.

11. Effective Date:

                  This Plan shall be effective on May 17, 2005, or on any such date that shareholders approve this Plan.



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                                  Exhibit 1
                                  ---------

                           STOCK OPTION AGREEMENT FOR
                      2005 NON-QUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

         This Stock Option Agreement ("Option Agreement") is dated as of __________ by and between ________________ (the "Optionee"), who is a non-employee Director of Riviera Holdings Corporation, and Riviera Holdings Corporation, a Nevada corporation (the "Corporation").

1. Grant:

                  The Corporation hereby grants to the Optionee a non-qualified option (the "Option") to purchase 6,000 shares of the Corporation's common stock, par value $.001 per share ("Common Stock"), at the exercise price of ___________ per share (the "Exercise Price") subject to the terms and conditions of this Option Agreement and the Corporation's 2005 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Plan"). For the purposes of this Option Agreement, unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

2. Exercise of Option:

                  Except as provided in the Plan, this Option shall be exercisable, in whole or part, as follows: (i) 20% of the shares subject to this Option shall vest one year from the date of this Agreement; and (ii) 20% of the shares subject to this Option shall vest upon each successive year, subject to the Optionee continuously serving as a non-employee Director from the date of this Agreement to such vesting dates.

3. Notice of Exercise:


                  This Option is exercisable during its term and is exercisable by delivery of a written notice ("Exercise Notice") to the Corporation specifying the number of shares to be purchased pursuant to the exercise of the Option (the "Exercised Shares"). This Exercise Notice shall be accompanied by payment for the Exercised Shares. The Option price shall be payable: (i) in cash or by check acceptable to the Corporation; (ii) by transfer to the Corporation of shares of Common Stock which have been owned by the Optionee for not less than six months prior to the date of exercise and which have a fair market value on the date of exercise equal to the Option price; or (iii) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Corporation with a broker who is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the Exercise Price and pursuant to which the broker undertakes to promptly deliver the full option Exercise Price to the Corporation. Within a reasonable time after the exercise of an Option and payment of the Exercise Price (in accordance with the provisions of this Section 3), the Corporation shall cause to be delivered to the Optionee a certificate representing the shares of Common Stock purchased pursuant to the exercise of the Option.

4. Termination:

                  This Option shall terminate on the earliest of the following dates:

(a) three months after the date on which the Optionee ceases to be a non-employee Director of the Corporation, unless he ceases to be such Director by reason of death or disability or unless such non-employee Director becomes an employee-Director subsequent to the date this Option was granted pursuant to the Plan;

(b) three months after the date of a qualified domestic relations order, as defined by Internal Revenue Code, as amended, Section 414(p), or the rules thereunder, requiring the transfer of all or a portion of this Option to the spouse of the Optionee (the "Qualified Domestic Relations Order") only with respect to such portion as is transferred;

(c) one year after the death or Disability (as defined below in this Section 4) of the Optionee if the Optionee dies or becomes disabled while a Director of the Corporation; or

(d) ten years from the date on which this Option was granted.

                  For purposes of this Section 4, the term "Disability" shall mean the condition of an Optionee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

5. Transfer:

                  This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee or as may be required under a Qualified Domestic Relations Order. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6.       Compliance Withdrawals:

                  This Option shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Corporation hereby agrees to make reasonable efforts to comply with such securities laws.

7. No Guarantee of Continued Service:

                  Optionee acknowledges that nothing in the Plan or Option Agreement entitles the Optionee to continue to serve as a Director of the Corporation and acknowledges that vesting of the Shares pursuant to Section 2 is earned only by continuing to be a non-employee Director of the Corporation.

8. Entire Agreement:

                  The Plan is incorporated by reference. The Plan and this Option Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede in their entirety all prior agreements between Optionee and the Corporation with respect to the subject matter hereof. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan prevail. This Option Agreement is governed by the internal laws, but not the choice of laws, of Nevada.

                  By Optionee's signature, Optionee represents that Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

         EXECUTED at Las Vegas, Nevada this __ day of _____, 2005.


                                 RIVIERA HOLDINGS CORPORATION


                                 By:
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                                 Print Name:
                                     ------------------------------------
                                 Title
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                                     OPTIONEE
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